EXHIBIT 23.a

Consent of independent public accountants

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-40356, 33-52635, 33-58409, 333-25569, 333-80945, 333-32416, 333-56806, 33-40357, 333-25623, 333-56808, 33-52637, 33-58407, 333-61488, 333-61490, 333-37619, 333-66169, 333-80943, 333-88669, 333-94059, 333-37898, 333-37900, 333-40354, 333-42642, 333-47656, 333-47590, 333-56356, 333-56418, 33-59445, 333-32023, and 333-94977.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
January 14, 2002